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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 12, 1999

                             MOBILEMEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                   0-26320                 22-3253006
     (State or other         (Commission File No.)         (IRS Employer
      jurisdiction                                      Identification No.)
    of incorporation)

            Fort Lee Executive Park, One Executive Drive, Suite 500,
                           Fort Lee, New Jersey 07024
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 224-9200
              (Registrant's telephone number, including area code)


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        (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On March 12, 1999, MobileMedia Corporation ("MobileMedia") and MobileMedia Communications, Inc. ("Communications" and together with MobileMedia, the "Debtors") issued the press release filed herewth as Exhibit 99.1 announcing that MobileMedia had filed a stipulation (the "Stipulation") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") which, if executed by all parties thereto and approved by the Bankruptcy Court, would resolve pending objections to MobileMedia's Third Amended Joint Plan of Reorganization (the "Plan") and result in the Plan being either confirmed or denied by the Bankruptcy Court. The Plan provides for the merger of MobileMedia into Arch Communications Group, Inc. ("Arch") (Nasdaq: APRG).

Under the Stipulation, the confirmation hearing, which had been continued to March 26, 1999, will be further continued until April 12, 1999 (the "Continued Confirmation Hearing") if unsecured creditors that have filed certain objections to confirmation of the Plan (the "Objectors") provide notice to the Debtors by March 23, 1999 that the Objectors intend to deliver an alternative proposal for reorganization of the Debtors (the "Objectors' Proposal") on or before April 1, 1999. If the Objectors' Proposal is delivered by April 1, 1999, the Bankruptcy Court will determine at the Continued Confirmation Hearing whether the Objectors' Proposal meets the requirements set forth in the Stipulation (the "Requirements"). Under the Stipulation, if the Objectors' Proposal does not meet the Requirements, the Plan would be confirmed, subject to a determination that the Plan meets all requirements of the Bankruptcy Code. If the Bankruptcy Court finds that the Objectors' Proposal meets the Requirements, the Bankruptcy Court would deny confirmation of the Plan.

Under the Stipulation and subject to the terms and conditions thereof, the Objectors would withdraw their objections to confirmation of the Plan and waive their rights to appeal confirmation of the Plan.

On March 17, 1999, the Debtors issued the press release filed herewith as
Exhibit 99.2, announcing that MobileMedia was continuing to work toward finalizing the Stipulation for execution by all of the parties thereto, which include MobileMedia, Arch, the Debtors' unsecured creditors committee, the agent for the Debtors' pre-petition secured lenders, the Objectors and four unsecured creditors that have agreed, as "standby purchasers", to purchase certain shares of Arch common stock to the extent not purchased by other unsecured creditors.

On March 22, 1999, the Debtors issued the press release filed herewith as
Exhibit 99.3, annoucing that the Stipulation has been signed by all the parties thereto. The Stipulation still requires approval of the Bankruptcy Court in order to be effective. MobileMedia submitted the Stipulation to the Bankruptcy Court for approval on March 22, 1999.

On March 24, 1999, MobileMedia issued the press release filed herewith as
Exhibit 99.4, announcing that the Bankruptcy Court had approved the Stipulation which resolves pending objections to the Plan. Under the Stipulation, the Plan will either be confirmed or denied by the Bankruptcy Court at the Continued Confirmation Hearing.

MobileMedia also announced that its Class 6 (general unsecured) creditors voted to accept the Plan in the court-ordered resolicitation of this class. MobileMedia said that 69.3% in dollar amount and 59.6% in number of those voting voted to accept the Plan, and that based on these results and the requirements of the Bankruptcy Code, Class 6 has accepted the Plan. The two other voting classes (Classes 4 and 5) accepted the Plan in the initial solicitation and were not resolicited. In addition, MobileMedia received no additional objections to confirmation of its Plan. Both the Supplemental Voting Deadline and the Supplemental Objection Deadline were March 23, 1999.

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            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 1999                MOBILEMEDIA CORPORATION

                                    By: /s/ David R. Gibson
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                                        David R. Gibson
                                        Senior Vice President and
                                        Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                                                 Page
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99.1        Press Release

99.2        Press Release

99.3        Press Release

99.4        Press Release





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